SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  October 10, 2000
                      (Date of earliest event reported)

                                PAYCHEX, INC.
           (Exact name of registrant as specified in its charter)

        DELAWARE               0-11330                   16-1124166
(State of incorporation)     (Commission               (IRS Employer
                             File Number)           Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK            14625-0397
(Address of principal executive offices)                 (Zip Code)

                                (716)385-6666
            (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS

The registrant announced that the Board of Directors declared a 50% increase in the company's quarterly dividend from $.06 per share to $.09 per share payable November 15, 2000 to shareholders of record November 1, 2000. The registrant's press release dated October 10, 2000 is attached.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PAYCHEX, INC.

Date:     October 10, 2000              /s/ B. Thomas Golisano
                                        -----------------------
                                        B. Thomas Golisano
                                        Chairman, President and
                                        Chief Executive Officer

Date:     October 10, 2000              /s/ John M. Morphy
                                        -----------------------
                                        John M. Morphy
                                        Vice President, Chief
                                        Financial Officer and
                                        Secretary


FOR IMMEDIATE RELEASE

	       John M. Morphy, Chief Financial Officer
	       Paychex, Inc.      716-385-6666
	          or
	       Jan Shuler
	       Paychex, Inc.      716-383-3406
	       Access Paychex, Inc. News Releases on the WORLD WIDE WEB http://www.businesswire.com

             PAYCHEX ANNOUNCES 50% INCREASE IN QUARTERLY DIVIDEND

ROCHESTER, N.Y., October 10, 2000 - The Board of Directors of Paychex, Inc. (NASDAQ-PAYX) has declared a 50% increase in the company's quarterly dividend from $.06 per share to $.09 per share payable November 15, 2000 to shareholders of record November 1, 2000.

Tom Golisano, Chairman and Chief Executive Officer, commented that the dividend increase is a result of continued earnings gains and our strong cash position.

Paychex, Inc. is a national provider of payroll processing, human resource and benefits outsourcing solutions for small to medium-sized businesses. The company is a leading U.S. payroll processor with a comprehensive product offering including payroll tax returns, direct deposit and other payroll services. The human resource and benefits outsourcing services include a professional employer organization ("PEO"), 401(k) recordkeeping, section 125 cafeteria plans and employee handbooks.

Paychex Inc. was founded in 1971. Headquartered in Rochester, New York, the company has over 100 locations.